Filed Pursuant to Rule 424(b)(5)
Registration No. 333-256797
Prospectus Supplement
(to Prospectus dated July 2, 2021)
$4,400,000

NUWELLIS, INC.

Common Stock
We have entered into a Sales Agreement, (“sales agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg” or the “Agent”), relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $4,400,000 from time to time through or to Ladenburg, acting as sales agent or principal, at our discretion.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We will pay the Agent commissions for its services in acting as agent in the sale of our common stock. The Agent will be entitled to compensation at a commission rate equal to 3.0% of the aggregate gross sales price of the shares sold. In connection with the sale of our common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.
Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “NUWE.” The last reported sales price of our shares of common stock on March 2, 2023 was $8.03 per share.
The aggregate market value of our outstanding common stock held by non-affiliates, or the public float, as of the date hereof pursuant to General Instruction I.B.6. of Form S-3, was approximately $13.2 million, which was calculated based upon 1,206,828 shares of our outstanding common stock held by non-affiliates at a price of $10.95 per share, the closing price of our common stock on January 4, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.
Investing in our securities involves a high degree of risk. Please read carefully the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Ladenburg Thalmann
The date of this prospectus supplement is March 3, 2023.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
This document is divided in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference into the accompanying prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
We are responsible for the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Agent has not, authorized any other person to provide you with different information, and neither we nor the Agent take any responsibility for any other information that others may give you.
We are not, and the Agent is not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus, the terms “Nuwellis,” “Company,” “we,” “us” and “our” refer to Nuwellis, Inc., and its subsidiary collectively, unless the context otherwise requires.
S-ii

SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, our financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Overview
We are a medical technology company dedicated to transforming the lives of patients suffering from fluid overload through science, collaboration, and innovative technology. The company is focused on developing, manufacturing, and commercializing medical devices used in ultrafiltration therapy, including the Aquadex FlexFlow® and the Aquadex SmartFlow® systems (collectively the “Aquadex System”). The Aquadex SmartFlow® system is indicated for temporary (up to eight hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg. or more whose fluid overload is unresponsive to medical management, including diuretics.
Fluid Overload
Fluid overload, also known as hypervolemia, is a condition in which there is too much fluid in the blood, vital organs, and interstitial space, and generally refers to the expansion of the extracellular fluid volume. Although the body does need some amount of fluid to remain healthy, too much can cause an imbalance and damage to an individual’s health.
The signs and symptoms of fluid overload are not always the same in each patient and may vary. However, possible signs and symptoms of fluid overload include pulmonary edema/pleural effusion, peripheral edema, anasarca (swelling of the skin) ascites, jugular vein distention and dyspnea. Medical conditions or diseases where excess fluid accumulates in the body are heart failure, kidney failure, nephrotic syndrome, cirrhosis, or burn injuries/trauma. Individuals may also suffer from temporary fluid overload following certain surgical procedures, such as cardiac surgery. The diagnosis of fluid overload can be made through a variety of tests/exams such as a physical exam (weight and edema), blood chemistry, electrocardiogram (ECG or EKG), glomerular filtration rate (GFR), liver enzymes, and urinalysis, or serum/urine sodium test. Fluid overload has a significant association with the combined events of death, infection, bleeding, arrhythmia, and pulmonary edema1 and is a leading cause of hospital readmissions with patients suffering from heart failure and patients following cardiac surgery.
The condition of fluid overload is often observed in patients with heart failure and secondary oliguric states.2 Most of the symptoms of congestive heart failure result from extracellular fluid volume. For this reason, diuretics have been the cornerstone of heart failure treatment for more than 50 years. Over the past 20 years, approaches to treatment have changed dramatically.3 These dramatic improvements include new medications and new technologies, such as ultrafiltration, to help treat fluid overload.
Treatments for Fluid Overload
Diuretics
Treatment for fluid overload has traditionally been achieved through use of oral or loop diuretics which may be accompanied by use of other categories of medications, such as ACE inhibitors, beta-blockers, and inotropic drugs. Although diuretics are the mainstay of treatment for congestion or fluid overload, no randomized trials have shown the effects of diuretics on mortality in chronic heart failure patients. Furthermore, appropriate titration of diuretics, specifically in the heart failure population, is unclear. Increasing concern exists that diuretics, particularly at high doses, may be deleterious in the inpatient setting. In addition, patients with heart failure and cardiorenal syndrome have diminished response to loop diuretics, making these agents less effective at relieving congestion.4 Also, long term use
[1]	Stein, Aet. al. Critical Care, 2012:16:R99
[2]	Ronco C, Costanzo MR, Bellomo R, et al. (2010) Fluid Overload Diagnosis and Management. Basel, Switzerland: Karger.
[3]	Ellison DH. Diuretic therapy and resistance in congestive heart failure. Cardiology.2001;96:132-143.
[4]	Kamath SA. The role of ultrafiltration in patients with decompensated heart failure. Int J of Nephrol.2011.

of diuretics has been associated with kidney damage.5 Approximately 40% of heart failure patients have poor diuretic response.6 This poor response is possibly due to noncompliance or high intake of salt, poor drug absorption, insufficient kidney response to drug, and reduced diuretic secretion.7 Despite treatment with loop diuretics, patients are frequently hospitalized and treated for recurrent symptoms and signs of fluid overload. Among more than 50,000 patients enrolled in the Acute Decompensated Heart Failure National Registry (“ADHERE”) study, only 33% lost ≥ 2.27 kg. (5 lbs.), and 16% gained weight during hospitalization.8
Nearly one-half of hospitalized patients with heart failure are discharged with residual fluid excess after receiving conventional diuretic therapies.9 Regardless of diuretic strategy, 42% of acutely decompensated heart failure subjects in the DOSE (Diuretic Optimization Strategies Evaluation) trial reached the composite endpoint of death, rehospitalization, or emergency department visit at 60 days.10 There is an association of chronic loop diuretic therapy and greater resource utilization at hospitals.11 Therefore, an alternative therapy to help stabilize or improve patient care is needed.
Ultrafiltration.
Ultrafiltration, or aquapheresis, is an alternative therapy to diuretics for fluid removal in patients with volume overload. Ultrafiltration has been a well-documented technique in the treatment of fluid overload in heart failure patients for over 20 years.12 Ultrafiltration is a safe and effective alternative therapy to remove extra fluid and salt by gently filtering blood through an ultrafiltration system. With ultrafiltration, medical practitioners can specify and control the amount of fluid to be extracted at a safe, predictable, and effective rate. The use of ultrafiltration therapy in subgroups of patients, such as heart failure and post-cardiac surgery, has demonstrated clinical benefits in treating fluid overload signs and symptoms. In addition to the clinical benefits of ultrafiltration, the therapy provides economic advantages. One hospital cost analysis demonstrated a total cost savings of $3,975, or 14.4%, per patient when using ultrafiltration as compared to diuretic therapy over 90 days.13
The Aquadex System
The Aquadex System is designed and clinically proven to simply, safely, and precisely remove excess fluid (primarily excess salt and water) from patients suffering from fluid overload who have failed diuretic therapy. With the Aquadex System, medical practitioners can specify and control the amount of fluid to be extracted at a safe, predictable, and effective rate. The Aquadex System has been shown to have no clinically significant impact on electrolyte balance, blood pressure or heart rate.14 Unlike other forms of ultrafiltration, which typically require administration specifically by a nephrologist, the Aquadex System may be prescribed by any physician and administered by a healthcare provider, both of whom have received training in extracorporeal therapies.
[5]	Felker MG. Diuretics and ultrafiltration in acute decompensated heart failure J Am Coll Cardiol 2012 Jun 12;59(24):2145-53.
[6]	Testani JM, Hanberg JS, Cheng S, et al. Rapid and highly accurate prediction of poor loop diuretic natriuretic response in patients with heart failure. Circ Heart Fail. 2016 Jan;9(1):e002370.
[7]	Hoorn EJ and Ellison DH. Diuretic Resistance. Am J Kidney Dis. 2017;69(1):136-142.
[8]	Costanzo MR, Ronco C, Abrahman WT, et al. Extracorporeal ultrafiltration for fluid overload in heart failure. J Am Coll Cardiol. 2017;69(19):2428-2445.
[9]	Gheorghiade M, Filippatos G. Reassessing treatment of acute heart failure syndromes: the ADHERE registry. Eur Heart J Suppl. 2005; 7:B13– 19.
[10]	Felker GM, Lee KL, Bull DA, et al. Diuretic strategies in patients with acute decompensated heart failure. N Engl J Med. 2011; 364:797–805
[11]	Costanzo MR, Guglin ME, Saltzberg MT, et al. Ultrafiltration versus intravenous diuretics for patients hospitalized for acute decompensated heart failure. J Am Coll Cardiol. 2007; 49(6):675-683.
[12]	Agostoni PG, Marenzi GC, Pepi M, et al. Isolated ultrafiltration in moderate congestive heart failure. J Am Coll Cardiol. 1993; 21(2):424-431.
[13]	Costanza MR, et. al. Ultrafiltration vs. Diuretics for the Treatment of Fluid Overload in Patients with Heart Failure: A Hospital Cost Analysis. Value Health. 2018; 21 (Suppl 1):S167.
[14]	SAFE Trial: Jaski BE, et al. J Card Fail. 2003 Jun; 9(3): 227-231; RAPID Trial: Bart BA, et al. J Am Coll Cardiol. 2005 Dec 6; 46(11): 2043- 2046.

Benefits of the Aquadex System
The Aquadex System offers a safe approach to treating fluid overload and:
•	Provides complete control over rate and total volume of fluid removed by allowing a medical practitioner to specify the amount of fluid to be removed from each individual patient;
•	Can be performed via peripheral or central venous access;
•	Removes isotonic fluid (extracts sodium while sparing potassium and magnesium);[15]
•	Following ultrafiltration, neurohormonal activation is reset toward a more physiological condition and diuretic efficacy is restored;[16]
•	Provides highly automated operation with only one setting required to begin therapy;
•	Utilizes a single-use, disposable auto-loading blood filter circuit that facilitates easy set-up;
•	Has a built-in console that guides the medical practitioner through the setup and operational process;
•	Decreased hospital readmissions and duration resulting in cost savings at 90 days1718
•
Recent peer-reviewed clinical data favored adjustable Ultrafiltration using the Aquadex Systems over adjustable IV diuretics in reducing cardiovascular mortality and subsequent HF events when patients are unresponsive to diuretics treatment.[19]

Components of the Aquadex System
The Aquadex System consists of:
•	A console, a piece of capital equipment containing electromechanical pumps, an LCD screen and stand;
•	A one-time disposable blood circuit set, an integrated collection of tubing, filter, sensors, and connectors that contain and deliver the blood from and back to the patient; and
•
A disposable catheter, a small, dual-lumen, extended length catheter designed to access the peripheral venous system of the patient and to simultaneously withdraw blood and return filtered blood to the patient.

The Aquadex blood circuit set is proprietary, and the Aquadex System can only be used with the Aquadex blood circuit set. The dual lumen extended length catheter (dELC) is designed for use with the Aquadex System, although it is one of many potential catheter options available to the healthcare provider.
Company Information
Nuwellis, Inc. was incorporated in Delaware on August 22, 2002. We began operating our business in November 1999 through Sunshine Heart Company Pty Limited, which dissolved as a wholly owned Australian subsidiary of Nuwellis, Inc. in 2020. Our common stock began trading on the Nasdaq Capital Market (“Nasdaq”) on February 16, 2012.
Our principal executive offices are located at 12988 Valley View Road, Eden Prairie, Minnesota 55344, and our telephone number is (952) 345-4200. Our website address is www.nuwellis.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. These reports are also available on the SEC’s website, www.sec.gov. The information on, or that may be accessed through, any websites noted herein is not incorporated by reference into and should not be considered a part of this prospectus supplement or the registration statement of which it forms a part.
[15]	Ali SS, et al. Congest Heart Fail. 2009; 15(1):1-4.
[16]	Marenzi G, et al. J Am Coll Cardiol. 2001 Oct; 38(4): 963-968.
[17]	Costanzo MR, et al. J Am Coll Cardiol. 2005 Dec 6; 46(11): 2047-2051.
[18]
Costanzo MR, et al. Ultrafiltration v. Diuretics for the Treatment of Fluid Overload in Patients with Heart Failure: A Hospital Cost Analysis. Poster presented at the ISPOR meeting, May 23, 2018, Baltimore, MD, USA.

[19]	Pinney S, et al. Heart Failure Society of America Meeting; October 2022; Washington, DC.

We are a “smaller reporting company” under federal securities laws. For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies, including, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As long as we remain a smaller reporting company and non-accelerated filer, we are exempt from the attestation requirement in the assessment of our internal control over financial reporting by our independent auditors pursuant to section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) but are required to make our own internal assessment of the effectiveness of our internal controls over financial reporting.

The Offering
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $4,400,000.
Manner of offering
Sales of our common stock, if any, under this prospectus supplement and accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. See “Plan of Distribution” on page S-11 of this prospectus supplement for a more complete description of the manner of offering.
Use of proceeds
We expect to use the net proceeds from this offering for general corporate purposes. Please see “Use of Proceeds” on page S-9.
Common stock to be outstanding immediately after this offering
Up to 1,754,877 shares of common stock, assuming sales of 547,945 shares of common stock in this offering at an assumed offering price of $8.03 per share (the closing price on March 2, 2023). The actual number of shares sold will vary depending on the sales price under this offering.
Risk factors
Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Nasdaq Capital Market symbol
NUWE

RISK FACTORS
An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including those risks and uncertainties discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022, which are incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a future prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus supplement or the accompanying prospectus in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.
We may issue and sell shares of our common stock for aggregate gross proceeds of up to $4,400,000 from time to time in connection with this offering. The issuance and sale from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering, could have the effect of depressing the market price of our common stock.
Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, if any, return for us.
You may experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.
The public offering price per share in this offering may exceed the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering. Assuming that an aggregate of 547,945 shares of our common stock are sold at a price of $8.03 per share, the last reported sale price of our common stock on Nasdaq on March 2, 2023, for aggregate gross proceeds of up to approximately $4,400,000, and after deducting commissions and estimated offering expenses payable by us, you will experience dilution of $0 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of December 31, 2022, after giving effect to this offering. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.
The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the sales agreement. The number of shares that are sold by the Agent after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we may set with the Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and, therefore, may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
We do not intend to pay dividends for the foreseeable future.
While we have in the past declared and paid cash dividends on our common stock, we do not currently plan to pay any cash dividends on our common stock for the foreseeable future. As a result, only appreciation of the price of our common stock, if any, will provide a return to our stockholders with respect to our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.
Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. You should refer to the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
These forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the Securities and Exchange Commission (the “SEC”) after the date of this prospectus supplement.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sale proceeds of up to $4,400,000 from time to time. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with the Agent as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use any net proceeds from the sale of securities under this prospectus primarily to fund general corporate purposes.
The amount and timing of our use of the net proceeds from any offerings hereunder will depend on a number of factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.
DILUTION
If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share and the pro forma as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the public offering price per share paid by purchasers in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of December 31, 2022 was approximately $12,357 million, or $23.04 per share.
After giving effect to the assumed sale in this offering of $4,400,000 of our common stock, at an assumed public offering price of $8.03 per share, the last reported sale price of our common stock on Nasdaq on March 2, 2023, and after deducting the commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2022 would have been $16,475 million, or $15.19 per share of common stock. This represents an immediate decrease in the pro forma as adjusted net tangible book value of $7.84 per share to our existing stockholders and no dilution in net tangible book value to new investors. The following table illustrates this per share dilution:
Assumed public offering price per share		$8.03
Net tangible book value per share as of December 31, 2022	$23.04
Decrease in pro forma net tangible book value per share attributable to this offering	$7.84
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$15.19
Dilution per share to new investors participating in this offering		$0
The shares sold in this offering, if any, will be sold from time to time at various prices. The information discussed above is illustrative only and will adjust based on the actual offering price and other terms of this offering determined at pricing and will also be affected by any securities sold by us, if any, pursuant the accompanying base prospectus.
The above table and discussion is based on 536,394 shares of common stock outstanding as of December 31, 2022 and exclude the following, all:
•	10,485 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $404.08 per share;
•	679,244 shares of our common stock issuable upon the exercise of outstanding warrants (other than the warrants offered hereby) with a weighted-average exercise price of $86.50 per share;
•	5,080 shares of common stock issuable upon the conversion of the 127 outstanding shares of our Series F Preferred Stock;
•	18,136 shares of our common stock reserved for future issuance under our equity incentive plans;

•	10,493 shares of common stock underlying the Series I Preferred Stock; and
•	679,244 shares of common stock underlying the warrants.
We may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with Ladenburg, under which we may issue and sell shares of our common stock from time to time through or to the Agent acting as our sales agent or principal. Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act.
Each time we wish to issue and sell common stock, we will notify the Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice, the Agent has agreed, subject to the terms and conditions of the sales agreement, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified in the notice. The Agent is not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our common stock, but has agreed to use their reasonable best efforts to arrange for the sale of all of the shares of our common stock offered hereby. We may instruct the Agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Agent may suspend the offering of shares of common stock being made through the Agent under the sales agreement upon proper notice to the other party.
We will pay the Agent commissions for its services in acting as agent in the sale of our common stock. The Agent will be entitled to compensation at a commission rate equal to 3.0% of the aggregate gross sales price of the shares sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $70,000, and ongoing diligence expenses in an amount not to exceed $3,500 quarterly thereafter, as provided in the sales agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agent under the terms of the sales agreement, will be approximately $150,000.
Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of our transfer agent, American Stock Transfer & Trust Company, LLC, or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of the common stock on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common stock pursuant to this prospectus will terminate upon the earlier of (i) the issuance and sale of all shares of our common stock subject to this prospectus, or (ii) the termination of the sales agreement as permitted therein.
The Agent and its respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates for which services it may in the future receive customary fees.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. We are filing a copy of the sales agreement on a Form 8-K filed on or about the date of this prospectus supplement.

LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon for us by Honigman LLP, Kalamazoo, Michigan. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel to the Agent in connection with this offering.
EXPERTS
Baker Tilly US, LLP, our independent registered public accounting firm, has audited our consolidated financial statements as of and for the years ended December 31, 2021 and 2020 included in our Annual Report on Form 10-K for the year ended December 31, 2021, which are incorporated by reference into this prospectus supplement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC.
INCORPORATION BY REFERENCE
SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus, including the consolidated financial statements, is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.
This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 3, 2022;
•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 12, 2022 , for the quarter ended June 30, 2022, filed with the SEC on August 11, 2022, and for the quarter ended September 30, 2022, filed with the SEC on November 8, 2022;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2023, January 18, 2023, and March 1, 2023;
•
the description of our common stock in our registration statement on Form 10 filed with the SEC on September 30, 2011, including any amendment or report filed for the purpose of updating such description; and

•	the description of our Series A Junior Participating Preferred Stock, par value $0.0001 per share, in our registration statement on Form 8-A filed with the SEC on June 14, 2013.
All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions, (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this prospectus has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. The information in documents that we file in the future will update and supersede the information currently included and incorporated by reference in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.
These documents may also be accessed on our website at https://www.nuwellis.com/. Information contained in, or accessible through, our website is not a part of this prospectus.
We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:
Nuwellis, Inc.
12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
ir@nuwellis.com
Attention: Nestor Jaramillo, Jr.
President and Chief Executive Officer

PROSPECTUS

$50,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
From time to time, we may offer and sell up to an aggregate amount of $50,000,000 of any combination of the securities described in this prospectus, either individually or in combination, in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.
This prospectus describes some of the general terms that may apply to an offering of our securities that we may offer. Each time we offer securities, we will provide specific terms of the securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
As of June 18, 2021, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $27.2 million based on 6,531,633 shares of outstanding common stock, at a price of $4.17 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on June 18, 2021. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.
Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “NUWE.” On June 18, 2021, the last reported sale price of our common stock was $4.17 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Nasdaq or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.
We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 5 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 2, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may from time to time, offer and sell, either individually or in any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $50,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we may authorize for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
This prospectus contains references to trademarks belonging to us and other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
ii

SUMMARY
The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
As used in this prospectus, unless otherwise indicated, the terms “we,” “us,” “our Company,” “the Company” and “Nuwellis” refer to Nuwellis, Inc., a Delaware corporation, and its subsidiaries.
Overview
We are a medical device company dedicated to changing the lives of patients suffering from fluid overload through science, collaboration, and innovative technology. The company is focused on developing, manufacturing, and commercializing medical devices used in ultrafiltration therapy, including the Aquadex™ FlexFlow® and the Aquadex SmartFlow® systems (collectively, the “Aquadex System”). The Aquadex System is indicated for temporary (up to eight hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20kg or more whose fluid overload is unresponsive to medical management, including diuretics.
The Aquadex System
The Aquadex System is designed and clinically proven to simply, safely, and precisely remove excess fluid (primarily excess salt and water) from patients suffering from fluid overload who have failed diuretic therapy. With the Aquadex System, medical practitioners can specify and control the amount of fluid to be extracted at a safe, predictable, and effective rate. The Aquadex System has been shown to have no clinically significant impact on electrolyte balance, blood pressure or heart rate.1 Unlike other forms of ultrafiltration, which typically require administration specifically by a nephrologist, the Aquadex System may be prescribed by any physician and administered by a healthcare provider, both of whom have received training in extracorporeal therapies.
Benefits of the Aquadex System
The Aquadex System offers a safe approach to treating fluid overload and:
•	Provides complete control over rate and total volume of fluid removed by allowing a medical practitioner to specify the amount of fluid to be removed from each individual patient;
•	Can be performed via peripheral or central venous access;
•	Removes isotonic fluid (extracts sodium while sparing potassium and magnesium)[2];
•	Following ultrafiltration, neurohormonal activation is reset toward a more physiological condition and diuretic efficacy is restored[3];
•	Provides highly automated operation with only one setting required to begin;
•	Utilizes a single-use, disposable auto-loading blood filter circuit that facilitates easy set-up;
•	The console guides medical practitioner through the setup and operational process; and
•	Decreased hospital readmissions and duration[4] resulting in cost savings at 90 days[5].
[1]	SAFE Trial: Jaski BE, et al. J Card Fail. 2003 Jun; 9(3): 227-231; RAPID Trial: Bart BA, et al. J Am Coll Cardiol. 2005 Dec 6; 46(11): 2043- 2046
[2]	Ali SS, et al. Congest Heart Fail. 2009; 15(1):1-4.
[3]	Ali SS, et al. Congest Heart Fail. 2009; 15(1):1-4
[4]	Costanzo MR, et al. J Am Coll Cardiol. 2005 Dec 6; 46(11): 2047-2051.
[5]	Costanzo MR, et al. Ultrafiltration vs. Diuretics for the Treatment of Fluid Overload in Patients with Heart Failure: A Hospital Cost Analysis.

Components of the Aquadex System
The Aquadex System consists of:
•	A console, a piece of capital equipment containing electromechanical pumps and an LCD screen;
•	A one-time disposable blood set, an integrated collection of tubing, filter, sensors, and connectors that contain and deliver the blood from and back to the patient; and
•
A disposable catheter, a small, dual-lumen extended length catheter designed to access the peripheral venous system of the patient and to simultaneously withdraw blood and return filtered blood to the patient.

The Aquadex blood circuit set is proprietary and the Aquadex System can only be used with the Aquadex blood circuit set. The dual lumen extended length catheter (dELC) is designed for use with the Aquadex System, although it is one of many potential catheter options available to the healthcare provider.
Corporate Information
Nuwellis, Inc. (formerly CHF Solutions, Inc. and Sunshine Heart, Inc.) was incorporated in Delaware on August 22, 2002. We began operating our business in November 1999 through Sunshine Heart Company Pty Limited, which was a wholly owned Australian subsidiary of Nuwellis, Inc. Our common stock began trading on the Nasdaq Capital Market (“Nasdaq”) on February 16, 2012. On April 27, 2021, we announced that we were changing our name from CHF Solutions, Inc. to Nuwellis, Inc.
Our principal executive offices are located at 12988 Valley View Road, Eden Prairie, Minnesota 55344, and our telephone number is (952) 345-4200. Our website address is www.nuwellis.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. These reports are also available on the SEC’s website, www.sec.gov. The information on, or that may be accessed through, our website is not incorporated by reference into and should not be considered a part of this prospectus or the registration statement of which it forms a part.
We are, and will remain, a “smaller reporting company” as long as our public float remains less than $250 million as of the last business day of our most recently-completed second fiscal quarter. A smaller reporting company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to U.S. public companies. As long as our public float remains below $75 million as of the last business day of our most recently completed second fiscal quarter, we are exempt from the attestation requirement in the assessment of our internal control over financial reporting by our independent auditors pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 but are required to make our own internal assessment of the effectiveness of our internal controls over financial reporting.
The Securities We May Offer
We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, up to a total aggregate offering price of $50,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;
•	ranking, if applicable;
•	restrictive covenants, if any;
•	voting or other rights, if any;
•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	important U.S. federal income tax considerations.
The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
•	the names of those underwriters or agents;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the estimated net proceeds to us.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
Common Stock. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval, as further set forth herein under the heading “Description of Capital Stock – Common Stock.” Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights. We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus) related to any common stock being offered.
Preferred Stock. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in a certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement (and any related free writing prospectus) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Debt Securities. From time to time, we may issue debt securities in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.
Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture(s) and any supplemental indentures that contain the terms of the debt securities. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.
Warrants. From time to time, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities, in one or more series, from time to time. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are on file with the SEC and incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors included in the section entitled “Risk Factors.”
Because the factors referred to in the preceding paragraph could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements we make, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference as described under the section titled “Incorporation of Certain Information by Reference,” and with the understanding that our actual future results may materially differ from what we expect.
Except as required by law, forward-looking statements speak only as of the date they are made, and we assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from our sale of securities offered hereby. Except as described in any prospectus supplement or free-writing prospectus, we currently anticipate using the net proceeds from our sale of securities offered hereby primarily for general corporate purposes, including the further development, manufacture and commercialization of the Aquadex System and for other working capital expenditures. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK
The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, as amended, as well as our second amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, second amended and restated bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and second amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information.” We refer in this section to our amended and restated certificate of incorporation and our second amended and restated bylaws as our “certificate of incorporation” and our “bylaws”, respectively.
General
We have authority to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. As of June 18, 2021, we had 6,532,018 shares of our common stock outstanding and 2,212,349 shares of our common stock issuable upon exercise or conversion of outstanding convertible securities. All outstanding shares of our common stock are fully paid and non-assessable.
The transfer agent and registrar for transfers of shares of our common stock is American Stock Transfer & Trust Company LLC.
The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of series of preferred stock that we may designate and issue in the future.
Subject in all cases to the foregoing limitations, the holders of our common stock have the rights, preferences and privileges below.
Dividends
Holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available.
Voting
Holders of our common stock are entitled to one vote for each share on each matter properly submitted to our stockholders for their vote; provided however, that except as otherwise required by law, holders of our common stock will not be entitled to vote on any amendment to our certificate of incorporation (including any certificate of designation filed with respect to any series of preferred stock) that relates solely to the terms of a series of outstanding preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to our certificate of incorporation (including any certificate of designation filed with respect to any series of preferred stock).
Subject to the voting restrictions described above, holders of our common stock may adopt, amend or repeal our bylaws and/or alter certain provisions of our certificate of incorporation with the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, in addition to any vote of the holders of a class or series of our stock required by law or our certificate of incorporation. Those provisions of our certificate of incorporation that may be altered only by the super-majority vote described above relate to:
•	the number of directors on our board of directors, the classification of our board of directors and the terms of the members of our board of directors;
•	the limitations on removal of any of our directors described below under “—Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law;”
•	the ability of our directors to fill any vacancy on our board of directors by the affirmative vote of a majority of the directors then in office under certain circumstances;
•	the ability of our board of directors to adopt, amend or repeal our bylaws and the super-majority vote of our stockholders required to adopt, amend or repeal our bylaws described above;

•	the limitation on action of our stockholders by written action described below under “—Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law;”
•	the choice of forum provision described below under “—Choice of Forum;”
•	the limitations on director liability and indemnification described below under the heading “—Limitation on Liability of Directors and Indemnification;” and
•	the super-majority voting requirement to amend our certificate of incorporation described above.
Conversion, Redemption and Preemptive Rights
Holders of our common stock do not have any conversion, redemption or preemptive rights pursuant to our organizational documents.
Liquidation, Dissolution and Winding-up
In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate of any liquidation preference pursuant to the terms of any certificate of designation filed with respect to any series of preferred stock.
Listing
Our common stock is listed on the NASDAQ Capital Market under the symbol “NUWE.”
Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law
Certificate of Incorporation and Bylaws
Certain provisions of our certificate of incorporation and bylaws may be considered to have an anti-takeover effect, such as those provisions:
•
providing for our board of directors to be divided into three classes with staggered three-year terms, with only one class of directors being elected at each annual meeting of our stockholders and the other classes continuing for the remainder of their respective three-year terms;

•
authorizing our board of directors to issue from time to time any series of preferred stock and fix the voting powers, designation, powers, preferences and rights of the shares of such series of preferred stock;

•	prohibiting stockholders from acting by written consent in lieu of a meeting;
•	requiring advance notice of stockholder intention to put forth director nominees or bring up other business at a stockholders’ meeting;
•	prohibiting stockholders from calling a special meeting of stockholders;
•	requiring a 66 2/3% super-majority stockholder approval in order for stockholders to alter, amend or repeal certain provisions of our certificate of incorporation;
•	requiring a 66 2/3% super-majority stockholder approval in order for stockholders to adopt, amend or repeal our bylaws;
•
providing that, subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, neither the board of directors nor any individual director may be removed without cause;

•
creating the possibility that our board of directors could prevent a coercive takeover of our Company due to the significant amount of authorized, but unissued shares of our common stock and preferred stock;

•
providing that, subject to the rights of the holders of any series of preferred stock, the number of directors shall be fixed from time to time exclusively by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•
providing that any vacancies on our board of directors under certain circumstances will be filled only by a majority of our board of directors then in office, even if less than a quorum, and not by the stockholders.

Delaware Law
We are also subject to Section 203 of the Delaware General Corporation Law, as amended (the “DGCL”), which generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•	prior to that date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to that date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
The above-summarized provisions of our certificate of incorporation and bylaws, and the above-summarized provisions of the DGCL could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Choice of Forum
Our Fourth Amended and Restated Certificate of Incorporation, as amended, provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law; or any action asserting a claim against us that is governed by the internal affairs doctrine. These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Our Fourth Amended and Restated Certificate of Incorporation, as amended, will further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, subject to applicable law. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.
The provisions of the Delaware General Corporation Law, our Fourth Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Limitation on Liability of Directors and Indemnification
Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:
•	breach of their duty of loyalty to us or our stockholders;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares as provided in Section 174 of the DGCL; or
•	transaction from which the directors derived an improper personal benefit.
These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.
Our bylaws provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by law or, if applicable, pursuant to indemnification agreements. They further provide that we may choose to indemnify our other employees or agents from time to time. Subject to certain exceptions and procedures, our bylaws also require us to advance to any person who was or is a party, or is threatened to be made a party, to any proceeding by reason of the person’s service as one of our directors or officers all expenses incurred by the person in connection with such proceeding.
Section 145(g) of the DGCL and our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit indemnification. We maintain a directors’ and officers’ liability insurance policy.
We entered into indemnification agreements with each of our directors and executive officers that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf and, subject to certain exceptions and procedures, that we will advance to them all expenses that they incur in connection with any proceeding to which they are, or are threatened to be made, a party.
At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
DESCRIPTION OF PREFERRED STOCK
We have authority to issue up to 40,000,000 shares of preferred stock, par value $0.0001 per share. As of June 18, 2021, there were 182 shares of Series F Convertible Preferred Stock outstanding, convertible into 23,114 shares of common stock. The certificate of designation for our Series F Convertible Preferred Stock contains an anti-dilution provision, which provision requires the lowering of the applicable conversion price, as then in effect, to the purchase price per share of common stock or common stock equivalents issued in the future. If the effective price per share on a common-stock equivalent basis in a future equity offering is lower than the then-current conversion price of the Series F Convertible Preferred Stock, then such conversion price shall be reduced to such lower price and additional shares of common stock will be issuable upon the conversion of the of the Series F Convertible Preferred Stock. To the extent the outstanding shares of Series F Convertible Preferred Stock become exercisable for additional shares of common stock, holders of our common stock will experience further dilution.

We may issue any class of preferred stock in any series. Our board of directors has the authority to establish and designate series, and to fix the number of shares included in each such series and to determine or alter for each such series, such voting powers, designation, preferences, and relative participating, optional, or other rights and such qualifications, limitations or restrictions thereof. Our board of directors is not restricted in repurchasing or redeeming such stock while there is any arrearage in the payment of dividends or sinking fund installments. Our board of directors is authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. The number of authorized shares of preferred stock may be increased or decreased, but not below the number of shares thereof then outstanding, by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of preferred stock.
Prior to issuance of shares of any series of preferred stock, our board of directors is required by Delaware law to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any shares of preferred stock will, when issued, be fully paid and non-assessable.
For any series of preferred stock that we may issue, our board of directors will determine and the prospectus supplement relating to such series will describe:
•	the purchase price, title and stated value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;
•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•	the procedures for auction and remarketing, if any, for the preferred stock;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	the provision for redemption, if applicable, of the preferred stock;
•	any listing of the preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;
•	voting rights, if any, of the preferred stock;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation then in effect provides otherwise, the number of authorized shares of such class or change the powers, preferences or special rights of such class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from, reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than any subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We have filed forms of the warrant agreements as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including, to the extent applicable:
•	the title of such securities;
•	the offering price or prices and aggregate number of warrants offered;
•	the currency or currencies for which the warrants may be purchased;
•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	the date on and after which the warrants and the related securities will be separately transferable;
•	the minimum or maximum amount of such warrants which may be exercised at any one time;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	the terms of any rights to force the exercise of the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
On receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable on such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holder, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC, New York, New York, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only as global securities, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;
•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•	to or through a market maker other than on Nasdaq or such other securities exchanges or quotation or trading services.
Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of any underwriters, dealers or agents, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Honigman LLP, Kalamazoo, Michigan. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
Baker Tilly US, LLP (FKA: Baker Tilly Virchow Krause, LLP), our independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2020 included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus and elsewhere in the registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. We file reports, proxy statements and other information with the SEC in accordance with the Exchange Act. You may read and copy our reports, proxy statements and other information filed by us at the public reference room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the SEC are available free of charge to the public over the Internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We “incorporate by reference” certain documents that we have filed with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 13, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021;
•
our Current Reports on Form 8-K filed with the SEC on January 19, 2021, February 23, 2021 (as amended by Amendment No. 1 thereto, filed with the SEC on February 25, 2021), March 17, 2021, April 5, 2021, April 27, 2021 and May 20, 2021;

•
the description of our common stock in our registration statement on Form 10 filed with the SEC on September 30, 2011, including any amendment or report filed for the purpose of updating such description; and

•
the description of our Series F Convertible Preferred Stock in our Description of Securities filed as Exhibit 4.20 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions, (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.
These documents may also be accessed on our website at www.nuwellis.com. Information contained in, or accessible through, our website is not a part of this prospectus. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and information regarding issuers that file electronically with the SEC.
We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:
Nuwellis, Inc.
Attention: Nestor Jaramillo, Chief Executive Officer
12988 Valley View Road
Eden Prairie, MN 55344
Tel: (952) 345-4200
Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

Up to $4,400,000
NUWELLIS, INC.
Common Stock
PROSPECTUS SUPPLEMENT
Ladenburg Thalmann & Co. Inc.
March 3, 2023